                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K A


                          AMENDMENT TO CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





                                   ICO, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Texas                               0-10068                     75-1619554
- --------------------------------------------------------------------------------
(State or other jurisdiction     (Commission                   (IRS Employer
 of incorporation)               File Number)                Identification No.)




11490 Westheimer, Suite 1000, Houston, Texas                             77077
- --------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code     (281) 721-4200
                                                    ----------------------------

                                AMENDMENT NO. 1

         The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated May 14, 1996 as set forth in the pages attached hereto.

Item 7.  Financial Statements and Exhibits                                                             PAGE
         ---------------------------------                                                             ----
 I.    Unaudited Pro Forma Combined Financial Statements:

       Unaudited Pro Forma Combined Statement of Operations for the year ended
       September 30, 1995                                                                              F-1

       Unaudited Pro Forma Combined Statement of Operations for the six months
       ended March 31, 1996                                                                            F-2

       Unaudited Pro Forma Combined Balance Sheet at March 31, 1996                                    F-3

       Notes to Unaudited Pro Forma Combined Financial Statements                                      F-4

II.    Financial Statements of Wedco Technology, Inc.

       Independent Auditors' Report                                                                    F-6

       Consolidated Balance Sheets - March 31, 1996 and 1995                                           F-7

       Consolidated Statements of Income for the years ended March 1996,
       1995, and 1994                                                                                  F-9

       Consolidated Statements of Changes in Stockholders' Equity for the
       years ended March 31, 1996, 1995 and 1994                                                       F-10

       Consolidated Statements of Cash Flows for the years ended
       March 31, 1996, 1995 and 1994                                                                   F-11

       Notes to Financial Statements                                                                   F-13

III.   Exhibits                                                                                        F-31

I.  UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma financial information, including the notes thereto, give effect to the merger of ICO and Wedco and are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto of ICO and Wedco incorporated herein by reference.

    The pro forma combined financial statements are based on the purchase method of accounting. The unaudited pro forma consolidated condensed balance sheet at March 31, 1996, assumes the merger was consummated as of March 31, 1996 and the unaudited pro forma consolidated condensed statements of operations assume the merger was consummated as of the beginning of each of the periods presented.

    The pro forma data is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the merger been consummated at the dates indicated, nor is such data necessarily indicative of future operating results or financial position. There is no assurance that similar results will be achieved in the future.

             ICO/WEDCO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1995

                                                              HISTORICAL
                                                        ---------------------                           PRO FORMA
                                                           ICO      WEDCO (1)       ADJUSTMENTS         COMBINED
                                                        ---------   ---------       -----------        ----------
                                                              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net sales and services revenues . . . . . . . . .       $  87,887   $  45,408                          $  133,295
                                                        ---------   ---------                          ----------
Costs and Expenses:
Cost of sales and services  . . . . . . . . . . .          59,885      27,923                              87,808
Selling, general and administrative . . . . . . .          17,840       8,020           (1,377)(a)         24,483
                                                        ---------   ---------                          ----------
Income before interest, taxes depreciation and
   amortization . . . . . . . . . . . . . . . . .          10,162       9,465                              21,004
                                                        ---------   ---------                          ----------
Depreciation and Amortization . . . . . . . . . .           5,112       3,786               70 (b)          8,968
Interest, net . . . . . . . . . . . . . . . . . .          (1,307)      1,434              197 (c)            324
Equity loss of Joint Ventures . . . . . . . . . .                        (179)                               (179)
Other, net  . . . . . . . . . . . . . . . . . . .                          96                                  96
                                                        ---------   ---------                          ----------
Income before income taxes  . . . . . . . . . . .           6,357       4,328                              11,795
                                                        ---------   ---------                          ----------
Current provision for income taxes  . . . . . . .           2,200       1,456               98 (d)          3,754
Deferred tax expense (benefit)  . . . . . . . . .          (1,633)        198            2,853 (d)          1,418
                                                        ---------   ---------                          ----------
Total tax expense . . . . . . . . . . . . . . . .             576       1,654                               5,172
                                                        ---------   ---------                          ----------
Net Income  . . . . . . . . . . . . . . . . . . .       $   5,790   $   2,674                          $    6,623
                                                        =========   =========                          ==========
Earnings per common and common equivalent
   share  . . . . . . . . . . . . . . . . . . . .       $    0.41   $    0.74                          $     0.24
                                                        =========   =========                          ==========
Weighted average shares outstanding . . . . . . .       8,709,303   3,616,038        6,525,603 (e)     18,850,944
                                                        =========   =========                          ==========

- ----------------------------------
     (1) Wedco historical amounts were derived from the unaudited quarterly financial statements of Wedco for the applicable period to conform to ICO's fiscal year-end.

             ICO/WEDCO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED MARCH 31, 1996

                                                              HISTORICAL
                                                        ---------------------                           PRO FORMA
                                                           ICO      WEDCO (1)       ADJUSTMENTS          COMBINED
                                                        ---------   ---------       -----------        ----------
                                                              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net sales and services revenues . . . . . . . . .       $  43,872   $  20,797                         $    64,669
                                                        ---------   ---------                          ----------
Costs and Expenses:
Cost of sales and services  . . . . . . . . . . .          30,668      13,464                              44,132
Selling, general and administrative . . . . . . .           7,775       4,889             (726) (a)        11,938
                                                        ---------   ---------                          ----------
Income before interest, taxes depreciation and
   amortization . . . . . . . . . . . . . . . . .           5,429       2,444                               8,599
                                                        ---------   ---------                          ----------
Depreciation and Amortization . . . . . . . . . .           2,676       2,058               35 (b)          4,769
Interest, net . . . . . . . . . . . . . . . . . .            (705)        725               98 (c)            118
Equity in Income of Joint Ventures  . . . . . . .                         (20)                                (20)
Other, net  . . . . . . . . . . . . . . . . . . .                         572                                 572
                                                        ---------   ---------                          ----------
Net Income before income taxes  . . . . . . . . .           3,458        (891)                              3,160
                                                        ---------   ---------                          ----------
Current provision for income taxes  . . . . . . .             539        (60)               45 (d)            596
Deferred tax expense (benefit)  . . . . . . . . .            (355)          0            1,424 (d)            997
                                                        ---------   ---------                          ----------
Total tax expense . . . . . . . . . . . . . . . .             184         (60)                              1,593
                                                        ---------   ---------                          ----------
Net Income  . . . . . . . . . . . . . . . . . . .       $   3,274   $    (831)                         $    1,567
                                                        =========   =========                          ==========
Earnings per common and common equivalent
   share  . . . . . . . . . . . . . . . . . . . .       $    0.25   $  (0 .23)                         $     0.03
                                                        =========   =========                          ==========
Weighted average shares outstanding . . . . . . .       8,918,028   3,637,545        6,525,603 (e)     19,081,176
                                                        =========   =========                          ==========

                  ICO/WEDCO UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1996

                                                          HISTORICAL
                                                   ------------------------                                     PRO FORMA
                                                      ICO           WEDCO     RECLASSIFICATIONS   ADJUSTMENTS    COMBINED
                                                   --------       ---------   -----------------   -----------   ----------
                                                                               (IN THOUSANDS)
                 ASSETS
CURRENT ASSETS
Cash and Cash Equivalents . . . . . . . . . .      $ 22,415       $     593                      $ (3,582)(f)   $   19,426
Trade Receivables, net  . . . . . . . . . . .        15,952           6,934                                         22,886
Inventories . . . . . . . . . . . . . . . . .         5,915           1,369                                          7,284
Prepaid Expenses and Other  . . . . . . . . .         2,894             992                                          3,886
Current deferred tax asset  . . . . . . . . .                                                       1,233 (j)        1,940
                                                                                                      707 (k)

                                                   --------       ---------                                     ----------
Total Current Assets                                 47,176           9,888                                         55,422
                                                   --------       ---------                                     ----------
Property, Plant and Equipment, net  . . . . .        31,537          40,954                         2,400 (g)       74,891
Investment in joint ventures  . . . . . . . .                         4,596                        (1,174)(h)        3,422
Due from related parties  . . . . . . . . . .                           757                                            757
Goodwill  . . . . . . . . . . . . . . . . . .         4,371                                        25,355 (i)       29,726
Deferred tax asset  . . . . . . . . . . . . .         1,989                        (2,182)(1)       2,632 (j)        1,608
                                                                                                     (831)(k)
Other assets  . . . . . . . . . . . . . . . .         2,531              37                           400 (l)        1,991
                                                                                                     (977)(m)
                                                   --------       ---------                                     ----------
TOTAL ASSETS                                       $ 87,604       $  56,232                                     $  167,817
                                                   ========       =========                                     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Notes Payable . . . . . . . . . . . . . . . .      $              $   5,054                                     $    5,054

Current portion of long-term debt . . . . . .           619           1,807                                          2,426
Accounts Payable  . . . . . . . . . . . . . .         6,283           2,400                                          8,683
Accrued Expenses and other liabilities  . . .         3,714           3,866                         1,725 (n)        9,305
                                                   --------       ---------                                     ----------
          Total Current Liabilities . . . . .        10,616          13,127                                         25,468
                                                   --------       ---------                                     ----------
Long-term debt  . . . . . . . . . . . . . . .         1,101          14,146                                         15,247
                                                   --------       ---------                                     ----------

Deferred income taxes . . . . . . . . . . . .                         2,182        (2,182)(1)
                                                   --------       ---------                                     ----------
Other Liabilities . . . . . . . . . . . . . .                           507                                            507
                                                   --------       ---------                                     ----------
Stockholders Equity
     Preferred stock  . . . . . . . . . . . .            13                                                             13
     Common stock . . . . . . . . . . . . . .        35,237             409                           101 (o)       35,338
      . . . . . . . . . . . . . . . . . . . .                                                        (409)(o)
     Additional paid-in capital . . . . . . .        55,987          11,159                        50,607 (o)      106,594
                                                                                                  (11,159)(o)
     Cumulative translation adjustment  . . .          (120)          1,379                        (1,379)(o)         (120)
     Retained earnings (deficit)  . . . . . .       (15,230)         16,601                       (16,601)(o)      (15,230)
     Treasury Stock . . . . . . . . . . . . .                        (3,278)                        3,278 (o)
                                                   --------       ---------     ---------        --------       ----------
          Total Stockholders' Equity  . . . .        75,887          26,270                                        126,595
                                                   --------       ---------                                     ----------

TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY . . . . . . . . . . . . . . . . . .      $ 87,604       $  56,232     $       0        $      0       $  167,817
                                                   ========       =========     =========        ========       ==========


- --------------

(1) To net deferred tax liabilities with deferred tax assets.

                          NOTES TO UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS

NOTE 1 - PRO FORMA FINANCIAL STATEMENTS

    The total number of shares of ICO common stock issued to Wedco Shareholders exceeded the ICO common shares outstanding immediately prior to the consummation of the merger. Nevertheless, management believes the merger is properly accounted for as a forward merger (i.e., ICO being the acquirer) as opposed to a reverse merger. This conclusion is based upon the following factors tht clearly indicate ICO should be treated as the acquirer: (i) the Chairman and the Chief Executive Officer of ICO prior to the merger will continue to be the Chairman and the Chief Executive Officer of the combined company, (ii) the combined Company's board of directors immediately following the merger consisted of three directors selected by former Wedco controlling shareholders and six selected by ICO management, (iii) the execution of a shareholders agreement regarding (i) and (ii) above and (iv) the assets, revenues, recent net earnings and current market value of ICO prior to the merger significantly exceeded those of Wedco.

    The following summarizes the estimated purchase price (in thousands):

         ICO Common Stock issued to Wedco shareholders  . . . . . . . . . . . . . . . .           50,208
         Cash paid to Wedco shareholders    . . . . . . . . . . . . . . . . . . . . . .            2,088
         Direct acquisition costs incurred by ICO . . . . . . . . . . . . . . . . . . .            1,480
                                                                                                 -------
                                                                                                  53,776
                                                                                                 -------
         Assumption of Wedco's Liabilities  . . . . . . . . . . . . . . . . . . . . . .           29,962
         Liabilities assumed, pro forma adjustments . . . . . . . . . . . . . . . . . .            1,725
                                                                                                 -------
         Total Purchase price . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $85,463
                                                                                                 =======

The Company has engaged a valuation consultant to determine a reasonable value for the common stock issued to Wedco shareholders. A preliminary value of $5 per share has been used for these pro forma financial statements. A final determination of fair value will be made prior to the combined Company's first quarterly filing.

NOTE 2 - WEDCO HISTORICAL PRESENTATION

    Certain amounts reported in Wedco's historical financial statements have been reclassified to conform to the ICO presentations in the accompanying unaudited pro forma financial statements.

NOTE 3 - PRO FORMA ADJUSTMENTS

  Statements of Income:

   (a) To remove merger costs expensed by Wedco ($440,000 for the twelve months ended September 30, 1995 and $257,000 for the six months ended March 31,
1996), incremental cost savings for Wedco no longer being a separate public company ($250,000 per year) and to reflect cost savings resulting from the retirement of certain Wedco executives ($687,000 per year).

   (b) To increase amortization for intangibles (including goodwill) and reduce depreciation for machinery and equipment. Historically, Wedco depreciated machinery and equipment over 10 years. Select assets which have useful lives in excess of this time period will be depreciated over their estimated useful life after the merger. Goodwill is amortized over a useful life of 40 years and value allocated to non-compete agreements is amortized over the 10-year term of the agreement.

   ICO has analyzed the past and expected future operating performance of Wedco, the competitive and regulatory environment in which Wedco operates and has assessed the expected future life of Wedco's basic technology concluding that, as of the acquisition date, the future life of goodwill is forty years or greater. Accordingly, goodwill is amortized over an estimated useful life of 40 years, an allowable life under APB 17. ICO's policy is to periodically review goodwill and other intangibles to assess recoverability and review the impact of events and circumstances which may warrant a revision to the estimated useful life. Impairments would be recognized in operating results if a permanent diminution in value were to occur.

   (c) To reflect the reduced interest income on cash to be used to consummate the merger.

   (d) To reflect the tax effect of pro forma income statement adjustments and increase income tax expense resulting from pro forma adjustments to deferred tax balances including the reversal of ICO's valuation allowance on deferred tax assets at September 30, 1995. In fiscal year 1995, ICO recognized a $1,633,000 ($.18 per share) tax benefit as a reversal of the valuation allowance to the extent taxes had been paid. ICO also recognized a tax benefit of $1,035,000 ($.12 per share) resulting from the utilization of approximately $2.9 million of net operating loss carry forwards in fiscal year 1995. During the six months ended March 31, 1996 $.11 of ICO's $.25 earnings per share were attributable to the recognition of a net operating loss carryforward benefit. During the same period $.04 of the $.25 was due to the benefit of a change in the Company's valuation allowance against net tax assets. These amounts are reversed in the pro forma statement of operations.

   While ICO will continue to realize a cash savings from $6,306,000 (i.e., a tax benefit of $2,207,000) in net operating loss carryforwards (at March 31,
1996) for tax purposes after the merger, future benefits resulting from the utilization of these loss carry forwards will no longer be recognized in the income statements prepared in accordance with generally accepted accounting principles.

   (e) To give effect to weighted average shares issued in connection with the merger, including 100,000 common shares issued to advisers of ICO.

  Balance Sheet

   (f) To reflect additional cash consideration and expected direct expenses to be paid by ICO and Wedco in connection with the merger.

   (g) To increase Wedco's property, plant and equipment to estimated fair market value. The adjustment to Wedco's real estate is based upon appraisals performed after the closing of the merger. Machinery and equipment book value was increased to replacement value based upon a detailed revaluation, utilizing historical experience and recent purchase prices.

   (h) To decrease Wedco's investment in the WedTech/Canadian joint venture to estimated fair value.

   (i) To reflect the excess purchase price over fair value of net tangible assets acquired allocated to goodwill.

   (j) To remove ICO's March 31, 1996 valuation allowance on deferred tax assets. In accordance with Financial Accounting Standard 109, the need for the valuation allowance will no longer exist as of the effective date of the merger.

   (k) To increase Wedco's deferred tax balances to reflect purchase price accounting adjustments.

   (l) To reflect the fair value of non-compete agreements with former Wedco executives.

   (m) Consists of capitalized acquisition costs through March 31, 1996.

   (n) Consists of severance and consulting costs payable to former Wedco officers. These costs will be recorded as liabilities assumed and will have the effect of increasing goodwill.

   (o) To eliminate Wedco stockholders' equity accounts and reflect the estimated value of shares issued in connection with the acquisition.

II.  FINANCIAL STATEMENTS OF WEDCO TECHNOLOGY, INC.




                       Report of Independent Accountants


To the Stockholders and
Board of Directors of Wedco Technology, Inc.:

We have audited the consolidated balance sheets of Wedco Technology, Inc. and Subsidiaries as of March 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, a well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wedco Technology, Inc. and Subsidiaries as of March 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for each of the three years in the period ended March 31, 1996, in conformity with generally accepted accounting principles.



/s/ Coopers & Lybrand L.L.P.


Princeton, New Jersey
June 25, 1996

WEDCO TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - MARCH 31, 1996 AND 1995

ASSETS                                                                              1996                 1995
- ------                                                                              ----                 ----
CURRENT ASSETS:
Cash                                                                             $   593,452        $ 1,039,760
Accounts receivable, less allowance
  for doubtful accounts of $56,781
  in 1996 and $52,568 in 1995                                                      6,933,820          7,960,327
Due from related parties-current                                                     246,002            760,686
Inventories                                                                        1,369,362          2,031,009
Prepaid expenses and other current assets                                            745,489            990,303
                                                                                 -----------        -----------

Total current assets                                                               9,888,125         12,782,085
                                                                                 -----------        -----------

PROPERTY, PLANT AND EQUIPMENT,
  less accumulated depreciation of
  $29,383,361 in 1996 and $26,324,868
  in 1995                                                                         38,655,673         37,217,297
                                                                                 -----------        -----------

OTHER ASSETS:
Investment in joint ventures                                                       4,595,506          4,801,795
Land                                                                               2,298,109          2,298,109
Due from related parties                                                             757,288            833,987
Other                                                                                 36,831             59,919
                                                                                 -----------        -----------

Total other assets                                                                 7,687,734          7,993,810
                                                                                 -----------        -----------

TOTAL                                                                            $56,231,532        $57,993,192
                                                                                 ===========        ===========

WEDCO TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - MARCH 31, 1996 AND 1995

LIABILITIES AND STOCKHOLDERS' EQUITY                                                1996               1995
- ------------------------------------                                                ----               ----
CURRENT LIABILITIES:
Notes payable                                                                    $ 5,054,156        $ 3,103,827
Current maturities of long-term debt                                               1,806,972          1,761,020
Accounts payable                                                                   2,399,876          3,688,585
Accrued payroll                                                                    1,395,558            999,229
Accrued expenses                                                                     384,895            354,100
Accrual for environmental cleanup                                                     69,000             72,000
Federal, state and foreign income taxes payable                                      727,193            903,841
Other current liabilities                                                          1,288,974          1,166,260
                                                                                 -----------        -----------

Total current liabilities                                                         13,126,624         12,048,862
                                                                                 -----------        -----------

LONG-TERM DEBT, LESS CURRENT MATURITIES                                           14,146,118         15,721,787
                                                                                 -----------        -----------

ACCRUAL FOR ENVIRONMENTAL CLEANUP                                                    183,718            249,327
                                                                                 -----------        -----------

DEFERRED INCOME TAXES                                                              2,182,073          2,762,546
                                                                                 -----------        -----------

DEFERRED COMPENSATION                                                                323,345            100,000
                                                                                 -----------        -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, $.10 par value, authorized
  10,495,000 shares in 1996 and 1995
  issued 4,094,891 shares in 1996 and 1995                                           409,489            409,489
Additional paid-in capital                                                        11,159,205         11,159,205
Retained earnings                                                                 16,600,773         16,740,328
Equity adjustment from foreign
  currency translation                                                             1,378,547          2,080,008
                                                                                 -----------        -----------

Total                                                                             29,548,014         30,389,030
Less treasury stock-at cost,
  527,106 shares in 1996 and 1995                                                 (3,278,360)        (3,278,360)
                                                                                 -----------        -----------

Stockholders' equity-net                                                          26,269,654         27,110,670
                                                                                 -----------        -----------

TOTAL                                                                            $56,231,532        $57,993,192
                                                                                 ===========        ===========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

WEDCO TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                 1996                1995               1994
                                                                 ----                ----               ----
NET REVENUES                                                 $42,925,462         $43,575,439           $38,307,235
                                                             -----------         -----------           -----------

OPERATING EXPENSES:
Costs of services rendered and
  products sold                                               27,354,872          25,728,196            23,172,156
Selling, general and administrative
  expenses                                                     8,881,028           7,755,456             6,621,848
Depreciation                                                   4,006,821           3,465,664             3,020,164
                                                             -----------         -----------           -----------

Total operating expenses                                      40,242,721          36,949,316            32,814,168
                                                             -----------         -----------           -----------

OPERATING INCOME                                               2,682,741           6,626,123             5,493,067
                                                             -----------         -----------           -----------
OTHER INCOME (EXPENSES):
Equity in income (loss) of joint ventures                        (70,496)            624,928               821,288
Interest expense - net                                        (1,461,218)         (1,367,992)           (1,393,191)
Merger costs                                                    (668,622)
Other - net                                                     (152,044)            176,804                43,120
                                                             -----------         -----------           -----------
Total other (expenses)                                        (2,352,380)           (566,260)             (528,783)
                                                             -----------         -----------           -----------
INCOME BEFORE INCOME TAXES                                       330,361           6,059,863             4,964,284
INCOME TAXES                                                     469,916           2,153,656             1,610,164
                                                             -----------         -----------           -----------

NET INCOME (LOSS)                                            $  (139,555)        $ 3,906,207           $ 3,354,120
                                                             ===========         ===========           ===========
NET INCOME (LOSS) PER COMMON
  AND COMMON EQUIVALENT SHARE                                $      (.04)        $      1.08           $       .94
                                                             ===========         ===========           ===========
AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                                3,637,545           3,611,150             3,580,998
                                                             ===========         ===========           ===========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

WEDCO TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                                             EQUITY
                                           COMMON STOCK                                    ADJUSTMENT
                                        -------------------     ADDITIONAL                FROM FOREIGN         TREASURY STOCK
                                         NUMBER                   PAID-IN       RETAINED    CURRENCY       NUMBER
                                        OF SHARES    AMOUNT       CAPITAL       EARNINGS   TRANSLATION   OF SHARES        AMOUNT
                                        ---------   --------    -----------    ----------  -----------   ---------     -------------
Balance, April 1, 1993                  3,545,672   $354,567    $ 4,873,609    $15,686,240  $  760,647    (455,776)     $(3,167,702)
  Acquisition of treasury stock                                                                            (32,478)        (338,052)
  Sale of treasury stock                                              2,064     (4,077,412)                  7,500           52,125
  Stock dividend                          354,418     35,442      4,040,365                                (48,075)
  Adjustment resulting from
    foreign currency translations                                                              (29,353)
  Net income                                                                     3,354,120
  Reduction of guarantee - ESOP debt                                                50,413
                                        --------------------------------------------------------------------------------------------

Balance, March 31, 1994                 3,900,090    390,009      8,916,038     15,013,361     731,294    (528,829)      (3,453,629)
  Acquisition of treasury stock                                                                               (121)          (1,207)
  Sale of treasury stock                                             22,436                                 26,958          176,476
  Stock dividend                          194,801     19,480      2,220,731     (2,242,259)                (25,114)
  Adjustment resulting from
    foreign currency translations                                                            1,348,714
  Net Income                                                                     3,906,207
  Reduction of guarantee - ESOP debt                                                63,019
                                        --------------------------------------------------------------------------------------------

Balance, March 31, 1995                 4,094,891    409,489     11,159,205     16,740,328   2,080,008     (527,106)     (3,278,360)
  Adjustment resulting from
    foreign currency translations                                                             (701,461)
  Net loss                                                                        (139,555)
                                        --------------------------------------------------------------------------------------------

Balance, March 31, 1996                 4,094,891   $409,489    $11,159,205    $16,600,773  $1,378,547     (527,106)    $(3,278,360)
                                        ============================================================================================


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

WEDCO TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                 1996                 1995           1994
                                                                 ----                 ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)                                         $   (139,555)        $ 3,906,207       $ 3,354,120
  Adjustments to reconcile net income to
    net cash provided by operating activities:
    Depreciation                                               4,006,821           3,465,664         3,020,164
    (Gain) loss on sale of equipment                             (55,324)              1,061            (6,676)
    Equity in (income) loss of joint ventures                     70,496            (624,928)         (821,288)
    Increase (decrease) in deferred income taxes                (263,515)            261,864           223,337
    Increase in deferred compensation                            223,345             100,000
    Change in assets and liabilities:
      (Increase) decrease in accounts receivable                 765,033            (650,526)       (1,693,125)
      Decrease in other assets                                       306              10,740             6,333
      (Increase) decrease in inventories                         612,972            (496,195)          (44,029)
      (Increase) decrease in prepaid expenses
        and other current assets                                 246,100            (133,457)          157,306
      Increase (decrease) in accounts payable                 (1,136,093)            755,507          (395,390)
      Increase (decrease) in accrued expenses                    935,589             567,912          (209,598)
      Increase in other current liabilities                       71,244              42,838           221,124
      Increase (decrease) in federal, state and
        foreign income taxes payable                            (408,938)             74,999           378,454
      Decrease in accrual for environmental
        cleanup                                                  (68,609)           (229,856)         (105,820)
                                                            ------------         -----------       -----------

  Net cash provided by operating activities                    4,859,872           7,051,830         4,084,912
                                                            ------------         -----------       -----------

  CASH FLOWS FROM INVESTING ACTIVITIES:
      Proceeds from sales of property, plant
        and equipment                                             13,700              75,401            23,618
      Purchases of property, plant and equipment              (6,955,468)         (7,198,597)       (4,103,601)
      Repayment of capital by joint venture                                          242,719           246,142
      Advances to related parties                                (79,108)           (201,748)         (744,065)
      Repayments received from related parties                   418,808             576,093         1,138,736
      Increase in notes receivable reserve                       251,684
                                                            ------------         -----------       -----------

  Net cash used in investing activities                       (6,350,384)         (6,506,132)       (3,439,170)
                                                            ------------         -----------       -----------

WEDCO TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                  1996                 1995             1994
                                                                  ----                 ----             ----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) under credit
    facilities                                                  1,052,198           (502,859)          (310,378)
  Purchase of treasury stock                                                          (1,207)          (338,052)
  Proceeds from sale of treasury stock - net                                         198,912             54,189
  Dividend payment in lieu of issuing
    fractional shares                                                                 (2,052)            (1,605)
                                                               ----------         ----------         ----------
Net cash provided by (used in) financing
    activities                                                  1,052,198           (307,206)          (595,846)
                                                               ----------         ----------         ----------

EFFECT OF FOREIGN EXCHANGE RATE
    CHANGES ON CASH                                                (7,994)             2,000                (36)
                                                               ----------         ----------         ----------

NET INCREASE (DECREASE) IN CASH                                  (446,308)           240,492             49,860

CASH AT BEGINNING OF YEAR                                       1,039,760            799,268            749,408
                                                               ----------         ----------         ----------

CASH AT END OF YEAR                                            $  593,452         $1,039,760         $  799,268
                                                               ==========         ==========         ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    Cash paid during the year for:
       Interest                                                $1,457,000         $1,323,000         $1,419,000
       Income taxes                                            $  783,000         $1,768,000         $1,239,000


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

WEDCO TECHNOLOGY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 1996, 1995 AND 1994

 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. Principles of Consolidation - The accompanying Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiaries, Wedco, Inc., Wedco DISC Texas, Inc., Wedco International, Inc., and Wedco Europe B.V., which includes Wedco Holland B.V., Wedco Technology U.K. Limited and Willoughby Engineering and Development Corporation A.B. All significant intercompany balances and transactions have been eliminated in consolidation.

     B. Management's Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     C. Joint Ventures - Joint ventures included in the Company's financial statements, as of March 31, 1996, are: Micronyl-Wedco S.A., a size-reduction and custom compounding company with locations in Beaucaire and Montereau, France, 50% owned by Wedco Europe B.V.; and WedTech Inc., a size-reduction and custom compounding company which is 50% owned by the Company and has production facilities in Brantford, Ontario, and Calgary, Alberta, Canada, as well as a research and development facility in Dewey, Oklahoma. (See Note 4). These investments are accounted for under the equity method. Under the equity method, investments are recorded at cost and adjusted by the Company's share of undistributed earnings or losses.

     D. Translation of Foreign Currencies - Foreign subsidiaries' assets, liabilities and operations are measured using the currency of the primary economic environment in which each subsidiary operates. Assets and liabilities are translated at the exchange rate as of the balance sheet date. Operations are translated at the average exchange rate for the period. Translation adjustments, resulting from the process of translating the foreign subsidiaries' financial statements from their currencies into U.S. dollars, are recorded directly as a separate component of stockholders' equity.

          Translation gains and losses, resulting from exchange rate changes on transactions denominated in currencies other than that of the Company, are included in the Consolidated Statement of Income in the year in which the gain or loss occurs. For the years presented, such gains and losses were immaterial to the Company's Consolidated Financial Statements.

     E. Accounts Receivable - Accounts receivable are included in the Company's Consolidated Financial Statements net of the allowance for doubtful accounts. During each of the fiscal years ended March 31, 1996, 1995 and 1994, the Company's provisions for doubtful accounts were $25,351, $12,279 and $18,902, respectively. Write-offs against the allowance for doubtful accounts amounted to $21,138, $127,399 and $18,283 during these same periods, respectively.

     F. Inventories - Inventories are stated at the lower of cost (last-in, first-out method) or market.

     G. Property, Plant and Equipment - Capital additions, improvements and major renewals are capitalized and carried at cost. Maintenance and repairs are charged to expense as incurred. For financial reporting purposes, depreciation is calculated principally on the straight-line basis over the estimated useful lives of the related assets. For income tax purposes, depreciation is calculated principally on a declining balance method and in certain cases by the use of shorter recovery periods.

     H. Income Taxes - The Company and its domestic subsidiaries file a consolidated federal income tax return. United States income taxes, which would result from the distribution of unremitted earnings of the Company's foreign subsidiaries and joint ventures, have not been provided because it is management's intention to retain such earnings for an indefinite period as an investment in such operations.

     I. Revenue Recognition - Revenue from grinding services is recognized at the time processing of the customers' product is completed.
          Machinery sales revenue is recognized at the time equipment is shipped.

     J. Warranties - Historically, the costs associated with reworking customer material or equipment warranty defects have been immaterial. Accordingly, the Company accounts for these costs by expensing them as they are incurred.

     K. Net Income Per Common and Common Equivalent Share - Net income per common and common equivalent share is based on the weighted average number of common and common equivalent shares outstanding each year. All prior period per share amounts have been retroactively restated to reflect the 5% and 10% stock dividends distributed on September 30 and March 24, 1994, respectively.

     L. Treasury Stock - Treasury stock transactions are accounted for under the cost method, which requires the cost of treasury shares to be recorded as a deduction from stockholders' equity. Any gains or losses on subsequent sales of treasury stock are treated as additions or reductions in additional paid-in capital.

     M. Reclassifications - Certain 1995 and 1994 amounts have been reclassified to conform to the current presentation.

     N. Recently Issued Accounting Pronouncements - In March 1995, the Financial Accounting Standards Board issued Opinion Number 121 (Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of). The Company anticipates no material effect on financial condition or results of operations from adoption, effective April 1, 1996.

 2.  INVENTORIES

     Inventories at March 31, 1996 and 1995 consist of the following:

                                                             1996                            1995
                                                             ----                            ----
     Raw materials, parts and supplies                    $1,239,963                      $1,696,840
     Work in process                                         129,399                         334,169
                                                          ----------                      ----------

     Total                                                $1,369,362                      $2,031,009
                                                          ==========                      ==========

     If all of the Company's inventories were costed on the first-in, first-out method, inventories would have been approximately $692,000 and $624,000 higher at March 31, 1996 and 1995, respectively.


 3.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at March 31, 1996 and 1995 are summarized as follows:

                                                             1996                             1995
                                                          -----------                     -----------
     Land and land improvements                           $ 5,191,150                     $ 5,090,297
     Buildings                                             19,573,622                      19,049,840
     Machinery and equipment                               38,417,058                      34,735,517
     Furniture and fixtures                                 3,138,804                       2,967,330
     Construction in progress                               1,718,400                       1,699,181
                                                          -----------                     -----------

     Total                                                 68,039,034                      63,542,165

     Less:  Accumulated depreciation                       29,383,361                      26,324,868
                                                          -----------                     -----------

     Property, plant and equipment - net                  $38,655,673                     $37,217,297
                                                          ===========                     ===========

 4.  INVESTMENT IN JOINT VENTURES

     The following table summarizes the status and results of the Company's investment in joint ventures for the three- year period ended March 31, 1996:

                                                                            Micronyl-
                                                WedTech Inc.                Wedco S.A.                Total
                                                ------------               ------------            ----------
       Balance, April 1, 1993                    $3,105,681                $1,145,963              $4,251,644
         Repayment of capital                      (246,141)                                         (246,141)
         Equity in income                           625,948                   195,340                 821,288
         Adjustment due to foreign
           currency translation                                                (1,394)                 (1,394)
                                                 ----------                ----------              ----------
       Balance, March 31, 1994                    3,485,488                 1,339,909               4,825,397
         Repayment of capital                      (242,720)                                         (242,720)
         Equity in income                           379,665                   245,263                 624,928
         Sale of Class D shares                    (732,269)                                         (732,269)
         Adjustment due to foreign
           currency translation                                               326,459                 326,459
                                                 ----------                ----------              ----------

       Balance, March 31, 1995                    2,890,164                 1,911,631               4,801,795
        Equity in income (loss)                    (183,897)                  113,401                 (70,496)
        Adjustment due to foreign
         currency translation                                                (135,793)               (135,793)
                                                 ----------                ----------              ----------
       Balance, March 31, 1996                   $2,706,267                $1,889,239              $4,595,506
                                                 ==========                ==========              ==========


       Undistributed earnings of the joint ventures were approximately $2,968,000, $2,674,000 and $2,236,000 at March 31, 1996, 1995 and 1994,
       respectively.

       The following table presents summarized financial information (unaudited) of the joint ventures on a combined basis as of March 31, 1996, 1995 and 1994. Amounts presented include the accounts of WedTech Inc. and Micronyl-Wedco S.A.


                                                        1996                   1995                  1994
                                                        ----                   ----                  ----
          Current Assets                       $      9,617,609         $     7,866,648        $    6,923,338
          Noncurrent Assets                          18,478,610              18,378,745            14,144,997
          Current Liabilities                         8,389,485               7,019,379             5,502,028
          Noncurrent Liabilities                      9,767,360               8,922,523             7,580,360
          Net Revenues                               28,106,358              26,418,982            19,265,888
          Cost of Sales                              23,708,245              21,912,712            15,295,975
          Net Income (Loss)                            (103,708)              1,160,291             1,465,777

5.      LONG-TERM DEBT

                                                                                           1996                1995
                                                                                        ----------          ----------
        Long-term debt at March 31, 1996 and 1995 consists of the following:

        Domestic 7.0% fixed-rate term loan, repayable in monthly installments of principal and interest in the amount of $75,281, through May 2002, at which time a final installment of remaining principal and interest
        is due.                                                                         $ 4,471,245         $ 5,034,370

        Domestic floating-rate term loan, repayable in ninety-five monthly principal installments of $21,053, plus interest at the lending bank's base rate plus 0.25%, (8.5% at March 31, 1996), with a final principal
        payment of approximately $3.0 million due on May 1, 2002.                         4,315,781           4,568,417

        Domestic mortgage loan repayable in monthly principal installments of a varying amount through September 1999, at which time the remaining principal balance is due.  Interest is payable monthly at a variable rate, (8.0% at March 31, 1996).  This loan is collateralized by a mortgage on certain domestic property which has a net book value of
        $1,705,262 at March 31, 1996.                                                     1,459,873           1,521,149

        Mortgage loans payable of the Company's British subsidiary, collateralized by a mortgage on all of the assets of that subsidiary as well as a keepwell letter duly signed by the Company.  Principal payments on each of these loans amount to $38,193 and $18,035 at March 31, 1996 exchange rates and are payable in quarterly and monthly installments, respectively, through
        August 1997.  Interest is payable quarterly at a variable rate
        (7.75% at March 31, 1996) and monthly at a fixed rate of 9.15%.                   1,253,351           1,721,637

        Mortgage loans payable of the Company's Dutch subsidiary, collateralized by mortgages on certain fixed assets of the subsidiary which have a net book value of $8.7 million at March 31, 1996 exchange rates.  Principal payments on each of these loans amount to $90,720 and $94,500 at
        March 31, 1996 exchange rates and are payable in annual and quarterly installments, respectively.  Interest is payable in quarterly installments
        at fixed rates ranging from 6.80% to 7.25%.                                       2,638,440           3,337,834

        Borrowings under the Company's Dutch subsidiary's revolving lines of credit which, effective April 16, 1996, were converted into a fixed-rate term loan collateralized by a mortgage on certain fixed assets of the sub-
        sidiary.   Principal is repayable in semi-annual installments of $181,440 at March 31, 1996 exchange rates through April 2001.  Interest is payable
        semi-annually at 6.5%.                                                            1,814,400           1,299,400
                                                                                        -----------         -----------

        Total                                                                            15,953,090          17,482,807

        Less current maturities                                                           1,806,972           1,761,020
                                                                                        -----------         -----------

        Long-term debt less current maturities                                          $14,146,118         $15,721,787
                                                                                        ===========         ===========

     The Company has pledged as collateral its domestic accounts receivable, inventories, machinery and equipment and the majority of its real property for borrowings under the domestic fixed and floating rate term loans discussed above. Furthermore, these loan agreements contain among other matters, provisions relative to the maintenance of tangible net worth and certain financial statement ratios with respect to the Company's consolidated and domestic operations. Additionally, the availability of borrowings may be adjusted by the lender based on the Company's "Excess Cash Flow," as defined. Under covenants contained in these agreements, domestic capital expenditures are limited according to a fixed formula, and the payment of cash dividends, if any, are restricted to 50% of "Excess Cash Flow" as defined.

     Maturities of the above debt over the next five years and thereafter are as follows, based upon the amortization schedules set forth in the respective loan agreements:

              Fiscal Year
            Ending March 31                                        Amounts
            ---------------                                        -------
                   1997                                          $1,806,972
                   1998                                           2,879,333
                   1999                                           1,797,246
                   2000                                           2,930,018
                   2001                                           1,802,556
               Thereafter                                         4,736,965


 6.  CREDIT ARRANGEMENTS

     As of March 31, 1996, the Company also maintains the following credit arrangements with several lending institutions:

     A domestic revolving line of credit for $2.0 million subject to renewal on an annual basis and collateralized by the Company's domestic accounts receivable. Borrowings under this facility bear interest at the lending bank's base rate (8.25% at March 31, 1996), and must be repaid prior to the annual renewal date. Borrowings under this agreement, classified as Notes Payable on the Consolidated Balance Sheets totalled $1,900,000 at March 31, 1996.

     A domestic capital expenditure line of credit for $5.0 million which permits the Company to borrow up to $5.0 million through March 31, 1997 in order to finance domestic capital expenditures. Borrowings under this facility can be converted into term loans, amortized over a period not to exceed seven years, with interest payable at the bank's base rate plus 0.375%, (8.625% at March 31, 1996). As of March 31, 1996, there were no outstanding borrowings under this credit facility.

     A credit facility of the Company's British subsidiary, provided by a Dutch bank, in the amount of B.P.S. 400,000 (approximately $611,100 at March 31, 1996 exchange rates), subject to renewal on an annual basis. Borrowings under this facility bear interest at the lending bank's base rate plus 1.5%, (8.0% at March 31, 1996), and principal can be repaid at the Company's discretion. This facility is collateralized by a first security interest in all of the subsidiary's assets, as well as a keepwell letter duly signed by the Company. Borrowings under this agreement, included in Notes Payable on the Consolidated Balance Sheets, totalled $599,762 at March 31, 1996.

     A foreign revolving line of credit facility for the Company's Dutch subsidiary in the amount of Dfl 2,000,000 ($1,209,600 at March 31, 1996 exchange rates). This credit facility is collateralized by a first mortgage on the subsidiary's land and buildings up to Dfl 4,000,000 ($2,419,200 at March 31, 1996 exchange rates). Borrowings under this facility bear interest at 4.75% and principal can be repaid at the Company's discretion. Borrowings under this agreement, classified as Notes Payable on the Consolidated Balance Sheets, totalled $1,310,884 at March 31, 1996.

     A foreign revolving line of credit facility for the Company's Dutch subsidiary in the amount of Dfl 2,500,000 ($1,512,000 at March 31, 1996 exchange rates). This credit facility is collateralized by a first mortgage on certain buildings of the subsidiary up to Dfl 2,350,000 ($1,421,280 at March 31, 1996 exchange rates). Borrowings under this facility bear interest at 4.5% and principal can be repaid at the Company's discretion. Borrowings under this agreement, classified as Notes Payable on the Consolidated Balance Sheets, totalled $998,583 at March 31, 1996.

     A foreign credit facility of the Company's Swedish subsidiary for S.E.K. 5,000,000 ($748,500 at March 31, 1996 exchange rates). This facility is collateralized by a first mortgage on the subsidiary's machinery and equipment, as well as a keepwell letter duly signed by the Company. Borrowings under this facility bear interest at 9.0% and principal can be repaid at the Company's discretion. Borrowings under this agreement, classified as Notes Payable on the Consolidated Balance Sheets, totalled $244,927 at March 31, 1996.

     The weighted average interest rates charged on short-term borrowings under the Company's various credit facilities during the fiscal years ended March 31, 1996 and 1995 were 5.99% and 6.89%, respectively.

 7.  INCOME TAXES

     The components of the provision for income taxes were as follows:

                                                                   For the Years Ended March 31
                                                                   ----------------------------
                                                     1996                     1995                       1994
                                                     ----                     ----                       ----
     Current:
        Federal                                    $ (93,000)             $  926,485               $  902,000
        State                                         14,000                 270,000                  244,000
        Foreign                                      685,062                 681,122                  296,164
     Deferred:
        Federal                                     (194,000)                (39,000)                 149,400
        State                                        (73,000)                (20,000)                  23,800
        Foreign                                      130,854                 335,049                   (5,200)
                                                   ---------              ----------               ----------
     Total income taxes                            $ 469,916              $2,153,656               $1,610,164
                                                   =========              ==========               ==========

     The components of income before income taxes were as follows:

                                                                 For the Years Ended March 31
                                                                 ----------------------------
                                                     1996                     1995                      1994
                                                     ----                     ----                      ----
     United States                              $(2,775,392)              $2,772,002               $3,136,386
     Foreign                                      3,105,753                3,287,861                1,827,898
                                                -----------               ----------               ----------

     Total                                      $   330,361               $6,059,863               $4,964,284
                                                ===========               ==========               ==========

     The tax effects of the various temporary differences entering into the provision for deferred income taxes were as follows:

                                                                   For the Years Ended March 31
                                                                   ----------------------------
                                                     1996                     1995                      1994
                                                     ----                     ----                      ----
     Inventory Reserve                             $ (49,680)
     Accelerated depreciation -
        U. S. and foreign                            279,293                 $220,000                 $195,000
     Investment (income) loss                          1,931                   (1,000)                  (2,000)
     Accrual for environmental cleanup                28,530                   78,000                   36,100
     Accrual for health claims                       (68,139)                 (12,800)                 (47,300)
     Vacation accrual                                (27,324)                 (24,500)                 (54,400)
     Reinstatement of deferred taxes
        previously eliminated                                                  33,000                   34,200
     Accrual for product liability
     State taxes                                      23,800                  (13,200)                  (4,600)
     Allowance for doubtful accounts                     965                   39,000
     Deferred compensation                          (311,312)                 (42,500)                  (4,250)
     Other - net                                     (14,210)                      49                   15,250
                                                   ---------                 --------                 -------
     Total deferred income tax provision           $(136,146)                $276,049                 $168,000
                                                   =========                 ========                 ========

     A reconciliation between the theoretical provision for income taxes, computed by applying the statutory U.S. Federal income tax rate to income before income taxes, and the actual provision for income taxes follows:

                                                                      For the Years Ended March 31
                                                                      ----------------------------
                                                     1996                      1995                   1994
                                                     ----                      ----                   ----
     Income tax at U.S. Federal
        statutory rate                              $ 112,323               $2,060,353            $1,687,857
     Foreign tax rate differential                   (240,040)                (101,702)             (325,322)
     State taxes, net of federal benefit              (40,652)                 158,200               161,040
     Equity in (income) loss on
        investment in joint venture
        not federally taxable                          95,759                  (13,327)              (95,900)
     Non-Deductible Costs                             496,471
     Other-net                                         46,055                   50,132               182,489
                                                    ---------              -----------            ----------

     Total provision for income taxes               $ 469,916               $2,153,656            $1,610,164
                                                    =========               ==========            ==========

     Effective April 1, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") 109, "Accounting for Income Taxes." Because the Company had previously adopted SFAS 96, the adoption of SFAS 109 did not have a material affect on the Company's Consolidated Financial Statements during the current period. Under SFAS 109, deferred taxes are determined based upon the cumulative differences in basis between financial statement and income tax assets and liabilities. The measurement of deferred taxes resulting from these differences is based on currently enacted tax rates.

     As of March 31, 1996 and 1995, the Company's net deferred tax liability was approximately $2,182,000 and $2,762,500, respectively. This amount was comprised of the following deferred tax assets and liabilities:

                                                                               Deferred Tax
                                                                             Assets (Liabilities)
                                                               ----------------------------------------------
                                                                  1996                            1995
                                                                  ----                            ----
     Depreciation - U. S. and foreign                         $ (1,536,522)                   $(1,499,600)
     Deferred land gain                                           (588,656)                      (715,400)
     Accrual for environmental cleanup                              85,798                        132,800
     Accrual for future insurance claims                           256,793                        244,100
     Allowance for doubtful accounts                                16,662                         21,200
     State income taxes - federal benefit                          (68,652)                        59,200
     Uniform capitalization adjustment                              40,800
     Foreign currency translation                                 (844,916)                    (1,274,800)
     Vacation accrual                                              101,320                         95,900
     Deferred compensation                                         313,937                         70,800
     Other - net                                                    41,363                        103,300
                                                              ------------                    -----------

         Total                                                $ (2,182,073)                   $(2,762,500)
                                                              ============                    ===========

8.   PENSION PLANS

     The Company maintains an employee salary deferral plan which covers all domestic employees. Under the provisions of this plan, as amended, eligible employees may elect to reduce their compensation by amounts ranging from 1% to 18% of their earnings, subject to Internal Revenue Service regulations. The Company makes an equal matching contribution for the benefit of each contributing employee, to a maximum of six percent of such employee's compensation. An employee's interest in the Company's contributions and earnings thereon are 20% vested upon completion of one year of service, and vesting increases by 20% annually, with full vesting upon completion of five years of service.

     Wedco Holland B.V. maintains a contributory defined benefit pension plan, in which all employees of Wedco Holland B.V. who are at least 25 years of age and have completed one year of service, are eligible to participate. Participants contribute 4% of the cost associated with their individual pension basis. The plan provides retirement benefits at the normal retirement age of 65 in an annual amount equal to the difference between the employees' average salary and their governmental franchise benefits, multiplied by 1.75% for each year of credited service. No credit for back service was designed into the plan.

     Total pension expense for all plans, included in consolidated net income for the years ended March 31, 1996, 1995 and 1994 was approximately $617,000, $512,000 and $433,000 respectively.

 9.  RELATED-PARTY TRANSACTIONS

     During fiscal 1989, the Company sold certain assets of its former subsidiary, Tri-Delta Technology, Inc., for $750,000 to TDT, Inc. (TDT). TDT is 40% owned by Peggy S. Willoughby, wife of the Company's President and Chairman, William E. Willoughby. William E. Willoughby also serves as a director of TDT. In conjunction with the sale of these assets and as a result of subsequent transactions between the Company and TDT, the Company currently holds a $724,434 promissory note from TDT, of which $587,932 is outstanding as of March 31, 1996. Under the terms of this promissory note dated May 1, 1994, interest is charged monthly at a rate equivalent to the U.S. prime rate plus 1% (9.25% at March 31, 1996), based upon the unpaid principal balance outstanding at each month-end. Furthermore, TDT is required to make monthly payments of principal and interest in the amount of $11,108 through December 2001, at which time any remaining principal and interest is due. To date, TDT has made all of its scheduled monthly payments. All amounts owed to Wedco by TDT are personally guaranteed by Peggy S. Willoughby and William E. Willoughby, and are collateralized by 100,000 and 75,000 shares of Wedco's common stock owned by them, respectively.

     The Company has advanced, from time to time, certain sums to William E. Willoughby, on an interest-free basis. As of March 31, 1996, Mr. Willoughby was indebted to the Company for $83,441.

     In the normal course of business, the Company has sold machinery and certain replacement parts to WedTech Inc. and Micronyl-Wedco, S.A., its 50%-owned joint ventures. Amounts receivable from these joint ventures resulting from such sales were $80,232 and $128,545 as of March 31, 1996 and 1995, respectively.

     Under the terms of a stock purchase agreement dated March 6, 1995, the Company sold 1,026,305 non-voting, non-cumulative Class D special shares of its Canadian joint venture, WedTech Inc., to 1119935 Ontario Limited, a Canadian corporation, 100% owned by John Lefas, President of WedTech Inc. Originally, over a three year period, these shares would have been redeemable at their par value, C$1,026,305, which also represented the Company's original investment in these Class D shares. The Company received a three-year, non-interest bearing note receivable in the amount of C$1,026,305, from 1119935 Ontario Limited in exchange for these shares. Furthermore, the 1,026,305 Class D special shares were pledged by 1119935 Ontario Limited as collateral under the terms of this note receivable.

     On April 3, 1995, the Company received its first scheduled payment on this note receivable in the amount of C$342,101 or $245,800 at April 3, 1995 exchange rates. 1119935 Ontario Limited, however, failed to make on March 31, 1996, its second scheduled payment of C$342,102 ($251,684 at March 31, 1996 exchange rates). As such, the Company established a reserve of $251,684 related to this uncollected amount. It is uncertain whether 1119935 Ontario Limited is capable of repaying the remaining C$342,102, ($251,684 at March 31, 1996 exchange rates), due Wedco on March 31, 1997 under the terms of this note receivable. Accordingly, until this matter is resolved, this amount has been classified as non-current as of March 31, 1996.

     Amounts due from related parties at March 31, 1996 and 1995 were as follows:

                                                                      1996                   1995
                                                                      ----                   ----
          Note Receivable - TDT, Inc.                            $  587,932              $  660,164
          Advances Receivable -
                 W. E. Willoughby                                    83,441                  73,695
          Amounts Receivable - Joint Ventures                        80,232                 128,545
          Note Receivable -
                 1119935 Ontario Ltd.                               503,369                 732,269
          Note Receivable Reserve                                  (251,684)
                                                                 ----------              ----------
          Total                                                   1,003,290               1,594,673
          Less Current Portion                                      246,002                 760,686
                                                                 ----------              ----------

          Due from Related Parties - Non-Current                 $  757,288              $  833,987
                                                                 ==========              ==========

10.  STOCK OPTION PLANS

     The Company currently has six stock option plans in effect: the 1987 Employee 25th Year Stock Option Plan (25th Year Plan), the Directors' Stock Option Plan (Directors' Plan), the Employee Stock Option Plan (Employee Plan), the 1992 Directors' Stock Option Plan (1992 Plan), the 1994 Directors' Stock Option Plan (1994 Plan) and the 1994 Employee Stock Option Plan (1994 Employee Plan) or collectively (the Plans).

     The 25th Year Plan issued 92,400 options on a one-time basis to employees in accordance with a fixed formula. All of these options were immediately exercisable and were issued at an exercise price of $6.25 per share, the market price on the date the options were granted.

     The Directors' Plan issued options to each of the directors over a five year period from 1987 to 1991, at an exercise price equal to the market price of the Company's common stock at the close of business on the date of issuance. All of the options granted were exercisable within one year from the date of grant. A total of 86,625 shares of common stock were authorized and reserved for issuance under the Directors' Plan.

     The 1992 Plan issued options to each of the directors over a two year period from 1992 to 1993, at an exercise price equal to the market price at the close of business on the date of issuance. All of the options granted were exercisable within one year from the date of grant. A total of 86,625 shares of common stock were authorized and reserved for issuance under the 1992 Plan.

     The 1994 Plan provides for the granting of non-qualified stock options to each of the directors of the Company. On the date six months after the date of the annual meeting of stockholders, 2,100 options are granted to each director who is serving in such capacity, at an exercise price equivalent to the average of the "bid" and "ask" prices of the common stock on the date of issuance. These options are immediately exercisable on the date of grant. A total of 105,000 shares of authorized common stock were reserved for issuance under the 1994 plan.

     The Employee Plan and the 1994 Employee Plan were adopted to issue incentive and non-qualified stock options to management and staff employees to provide such employees with a direct proprietary interest in the future of the Company. These plans are administered by a committee appointed by the Board of Directors which determines who is eligible, the number of options to be granted, the exercise price, whether they are incentive or non-qualified stock options and the vesting period of the options. A total of 173,250 and 367,500 shares of authorized common stock are reserved for issuance under the Employee Plan and the 1994 Employee Plan, respectively.

     No compensation expense has been recorded through March 31, 1996 related to the Plans. The table below summarizes the activity in all of the Plans for the years ended March 31, 1996, 1995 and 1994:

                                                         1996                   1995                  1994
                                                         ----                   ----                  ----
     Options outstanding at April 1                   234,782                210,904               207,352
       Granted                                         50,900                 55,650                13,860
       Exercised                                                             (28,307)               (8,663)
       Expired                                         (4,188)                (3,465)               (1,645)
                                                     --------               --------              --------

     Options outstanding at March 31                  281,494                234,782               210,904
                                                      =======               ========               =======

     Option price range at March 31               $6.00-$13.375            $6.00-$10.75          $6.00-$10.25
                                                   ============             ===========           ===========

     Options exercisable at March 31                  281,494                234,782               201,664
                                                      =======                =======               =======

     Options available for grant at
         March 31                                     468,536                519,436                99,908
                                                      =======                =======               =======

11.  SEGMENT AND FOREIGN OPERATIONS INFORMATION

     The Company operates primarily in one industry segment, namely, providing size-reduction services and related machinery to worldwide markets. The Company provides customers with size-reduction and other related services for heat sensitive thermo-plastic materials and also manufactures certain machinery used for those services.

     Wedco Europe B.V. serves as a holding company for the Company's foreign operations, which include Wedco Holland B.V., Wedco Technology U.K. Limited and commencing in 1995, Willoughby Engineering and Development Corporation A.B. The following information represents the operations of these entities, in comparison to the consolidated Company, for the years ended March 31, 1996, 1995 and 1994. Transactions between the Company, Wedco Holland B.V., Wedco Technology U.K. Limited, Willoughby Engineering and Development Corporation A.B. and Wedco Europe B.V. do not significantly affect the information presented. Operating income reflects net revenues, less costs and expenses of operations. In computing operating income, other income (expenses) and income taxes on the Consolidated Statements of Income have not been added or deducted. Identifiable assets are those assets used in each operation. Corporate assets include cash and cash equivalents.

                                                     1996                     1995                      1994
                                                     ----                     ----                      ----
     Net revenues:
       Europe                                   $22,211,880              $18,572,485              $14,367,143
       United States                             20,713,582               25,002,954               23,940,092
                                                -----------              -----------              -----------
     Total consolidated                         $42,925,462              $43,575,439              $38,307,235
                                                ===========              ===========              ===========
     Operating income,
     as previously defined:
       Europe                                   $ 3,577,765              $ 3,604,110              $ 2,270,509
       United States                              3,343,207                6,193,943                5,942,262
                                                -----------              -----------              -----------
     Total operations                             6,920,972                9,798,053                8,212,771
     General corporate expenses                  (4,238,231)              (3,171,930)              (2,719,704)
                                                -----------              -----------              -----------
     Total consolidated                         $ 2,682,741              $ 6,626,123              $ 5,493,067
                                                ===========              ===========              ===========

     Identifiable assets:
       Europe                                   $30,202,693              $30,208,109              $21,384,436
       United States                             25,435,387               26,745,323               26,026,012
                                                -----------              -----------              -----------
     Total operations                            55,638,080               56,953,432               47,410,448
     Corporate assets                               593,452                1,039,760                  799,268
                                                -----------              -----------              -----------

     Total consolidated                         $56,231,532              $57,993,192              $48,209,716
                                                ===========              ===========              ===========

12.  COMMITMENTS AND CONTINGENCIES

     The Company currently leases machinery and equipment used in its domestic operations as well as certain real property located in Stenungsund, Sweden, under the terms of several operating lease agreements. Rental expense related to these leases was $356,285, $291,099 and $165,777 for the fiscal years ended March 31, 1996, 1995 and 1994 respectively. These noncancellable leases expire on various dates through August 2000. The minimum aggregate rental payments for these leases over the next five fiscal years are as follows:

                       Fiscal Year
                    Ending March 31                 Amounts
                    ---------------                ---------
                           1997                   $  291,928
                           1998                      242,786
                           1999                      208,496
                           2000                      158,495
                           2001                       66,040

     The Company serves as guarantor on a mortgage loan of the Company's Canadian joint venture, WedTech Inc., in the amount of C$2,553,257 ($1,878,431 at March 31, 1996 exchange rates).

     In conjunction with the sale of real estate owned by a former subsidiary, the New Jersey Department of Environmental Protection and Energy (D.E.P.E.) issued an Administrative Consent Order (A.C.O.) to the Company, under the Environmental Cleanup Responsibility Act (E.C.R.A.). According to E.C.R.A., property title cannot pass to a new owner until the D.E.P.E. is satisfied that the property meets defined environmental standards or an A.C.O. has been issued.

     Inspections have shown that the site contains contaminates which must be removed. Accordingly, a remediation plan was prepared and approved by the D.E.P.E. The Company has provided accruals of $1,400,000 for the total costs related to cleanup activities, of which approximately $1,147,000 has been paid as of March 31, 1996. Recent sampling results indicate that the Company's groundwater remediation program is working effectively to reduce the level of groundwater contamination. Expenses in excess of what the Company has recorded could be incurred due to the inherent uncertainty surrounding the extent of contamination, the complexity of governmental regulations and their interpretations, and the varying costs and effectiveness of cleanup technologies. The Company believes, however, that its reserve is sufficient to satisfy current D.E.P.E. requirements.

     13.  EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

     The computations of primary earnings per common and common equivalent share are based on the weighted average number of common and common equivalent shares outstanding during the periods. The average number of common and common equivalent shares outstanding has been retroactively adjusted to reflect the 5% and 10% stock dividends which were distributed on September 30 and March 24, 1994, respectively. Information supporting the computations of earnings per common and common equivalent share for the years ended March 31, is as follows:


     Shares Used in Computing
     Primary Earnings Per Share:                                       1996             1995             1994
     --------------------------                                        ----             ----             ----
       Average number of common
       shares outstanding                                           3,567,785        3,562,012        3,543,103

       Exercise of options reduced by the
       number of shares purchased with proceeds                        69,760           49,138           37,895
                                                                    ---------        ---------        ---------

       Average number of common and common
       equivalent shares outstanding                                3,637,545        3,611,150        3,580,998
                                                                    =========        =========        =========

     Shares Used in Computing
     Fully-Diluted Earnings Per Share:
     --------------------------------

       Average number of common
       shares outstanding                                           3,567,785        3,562,012        3,543,103

       Exercise of options reduced by the
       number of shares purchased with proceeds                       104,610           49,138           56,938
                                                                    ---------        ---------        ---------

       Average number of common and common
       equivalent shares outstanding                                3,672,395        3,611,150        3,600,041
                                                                    =========        =========        =========

14.  SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The following table presents selected financial information for each quarter in the fiscal years ended March 31, 1996 and 1995. Net income per common share has been restated to reflect the 5% and 10% stock dividends distributed on September 30 and March 24, 1994, respectively. All amounts are in thousands, except per share amounts.


                                                             Three Months Ended
                                  ------------------------------------------------------------------------
                                  June 30             September 30           December 31          March 31
                                    1995                  1995                  1995                1996
        Net Revenues              $11,209                $10,918                $9,992             $10,806
                                  -------                -------               -------             -------
        Gross Profit                4,229                  4,007                 3,414               3,921
                                  -------                -------               -------             -------
        Operating Income            1,232                  1,064                   418                 (31)(a)
                                  -------                -------               -------             -------
        Net Income                    638                     52                     3                (833)
                                  =======                =======               =======             =======

        Net income per
          Common Share            $  0.18                $  0.01               $  0.00             $ (0.23)
                                  =======                =======               =======             =======

(a) Includes the following accruals or reserves established in the fourth quarter: a bonus accrual of $600,000 and a note receivable reserve of $251,684.


                                                            Three Months Ended
                                  ------------------------------------------------------------------------
                                  June 30             September 30           December 31          March 31
                                    1994                  1994                  1994                1995
        Net Revenues               $9,671                $10,623               $11,548             $11,732
                                  -------                -------               -------             -------
        Gross Profit                4,204                  4,396                 4,346               4,901
                                  -------                -------               -------             -------
        Operating Income            1,601                  1,641                 1,522               1,862
                                  -------                -------               -------             -------
        Net Income                    954                    969                   879               1,104
                                  =======                =======               =======             =======

        Net income per
          Common Share             $ 0.27                $  0.27               $  0.24             $  0.30
                                  =======                =======               =======             =======

15.      SUBSEQUENT EVENT

         On April 30, 1996, the Company completed its merger with ICO, Inc. ("ICO"), in which the Company merged with and into a wholly owned subsidiary of ICO. Pursuant to the terms of the merger agreement, each of the Company's shareholders is eligible to receive, at its option, 2.84 shares of ICO common stock or a combination of 2.2 shares of such stock and $3.50 in cash for each share of the Company's stock held. ICO, based in Houston, Texas, serves the energy petrochemical, and steel industries by providing high technology testing, inspecting, reconditioning, and coating services and equipment. For its most recent fiscal year, which ended September 30, 1995, ICO reported net revenues of $88.9 million, income before federal taxes of $6.4 million and net income of $5.8 million.

III.  EXHIBITS

      Merger agreement dated as of December 8, 1995, as amended, among Wedco Technology, Inc., W Acquisition Corp. and the registrant incorporated by reference to registration no. 333-00831.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, ICO, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ICO, INC.


Date:   July 15, 1996                            /s/ Dr. Asher O. Pacholder
                                                 -------------------------------
                                                 Dr. Asher O. Pacholder
                                                 Chairman and Chief Financial
                                                 Officer